UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

NiSource Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2015, NiSource Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting as described in the Company’s Proxy Statement filed on April 7, 2015, and the final voting results for each matter.

Proposal 1: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Richard A. Abdoo	249,786,446	2,483,423	1,246,476	22,518,759

Aristides S. Candris	250,243,223	1,946,767	1,326,354	22,518,759

Sigmund L. Cornelius	249,781,958	2,479,699	1,254,688	22,518,759

Michael E. Jesanis	250,228,989	2,051,678	1,235,678	22,518,759

Marty R. Kittrell	250,520,375	1,731,260	1,264,710	22,518,759

W. Lee Nutter	249,982,713	2,346,702	1,186,930	22,518,759

Deborah S. Parker	249,251,711	2,977,027	1,287,607	22,518,759

Robert C. Skaggs, Jr.	250,336,188	2,066,031	1,114,126	22,518,759

Teresa A. Taylor	249,501,511	2,777,121	1,237,713	22,518,759

Richard L. Thompson	248,504,692	3,767,236	1,244,417	22,518,759

Carolyn Y. Woo	247,979,566	4,419,927	1,116,852	22,518,759

Each nominee, having received more votes in favor of his or her election than against election, was elected.

Proposal 2: Advisory Approval of Executive Compensation. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
243,757,879	7,980,834	1,777,632

There were 22,518,759 broker non-votes as to Proposal 2.

Proposal 2, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved on an advisory basis.

Proposal 3: Ratification of Independent Registered Public Accountants. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
269,756,838	5,148,110	1,130,156

There were no broker non-votes as to Proposal 3.

Proposal 3, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved.

Proposal 4: Amendment of the Company’s Certificate of Incorporation to give stockholders the power to request special meetings of the stockholders. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
249,949,223	2,469,778	1,097,344

There were 22,518,759 broker non-votes as to Proposal 4.

Proposal 4, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved.

Proposal 5: Amendment of the Company’s Certificate of Incorporation to reduce the minimum number of Company directors from nine to seven. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
250,299,509	2,137,207	1,079,633

There were 22,518,759 broker non-votes as to Proposal 5.

Proposal 5, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved.

Proposal 6: Re-Approval of the Company’s 2010 Omnibus Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
241,576,415	10,054,743	1,885,187

There were 22,518,759 broker non-votes as to Proposal 6.

Proposal 6, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved.

Proposal 7: Approval of an Amendment to the Company’s Employee Stock Purchase Plan to increase the maximum number of shares available under the plan. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
247,596,365	3,322,836	2,597,144

There were 22,518,759 broker non-votes as to Proposal 7.

Proposal 7, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved.

Proposal 8: Stockholder Proposal Regarding Reports on Political Contributions. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
91,048,017	113,480,019	48,988,309

There were 22,518,759 broker non-votes as to Proposal 8.

Proposal 8, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was not approved.

Item 7.01	Regulation FD Disclosure.

On May 12, 2015, the Company issued a press release announcing its intention for the Company and Columbia Pipeline Group, Inc. to pay shareholders an initial combined quarterly common stock dividend of 28 cents per share following the previously announced separation of the two companies. The Company’s press release announcing the dividend increase is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued on May 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

May 12, 2015	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on May 12, 2015